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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts"; to the use of our report dated February 18, 1998, with respect to the financial statements of Checkmate Electronics, Inc.; and to the use of our report dated May 4, 1998, with respect to the consolidated financial statements of IVI Checkmate Corp. in
the Registration Statement (Form S-4 No. 333-     ) and related Joint Proxy
Statement/ Prospectus of IVI Checkmate Corp. for the registration of 18,381,207 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated February 18, 1998, with respect to the financial statements of Checkmate Electronics, Inc. included in its Annual Report (Form 10-K) for 1997, as amended, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP

Atlanta, Georgia
May 21, 1998